                                                                    EXHIBIT 99.2




                                 LOAN AGREEMENT



                           Dated as of March 25, 1997


                                    Between


             UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND,
                                  as Borrower


                                      AND


                       NOMURA ASSET CAPITAL CORPORATION,
                                   as Lender

                               TABLE OF CONTENTS

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
I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1.2      Principles of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

II.      GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 2.1      The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 2.1.1    Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 2.1.2    Disbursement to Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 2.1.3    The Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 2.1.4    Use of Proceeds of Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 2.2      Interest; Monthly Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 2.2.1    Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 2.2.2    Accrued Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 2.2.3    Property Cash Flow Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 2.2.4    Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Section 2.3      Loan Repayment and Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.3.1    Repayment; Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.3.2    Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 2.3.3    Voluntary Defeasance of the Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Section 2.4      Release of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 2.4.1    Release of all of the Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 2.4.2    Release of Individual Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 2.4.3    Release on Payment in Full  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         Section 2.5      Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 2.5.1    Making of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 2.5.2    Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 2.5.3    Late Payment Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         Section 2.6      Cash Management Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
                 2.6.1    Clearing Account Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

III.     CONDITIONS PRECEDENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section 3.1      Conditions Precedent to the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

IV.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 4.1      Borrower Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 4.2      Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

V.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         Section 5.1      Borrower Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32





                                                         i
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
         VI.     NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         Section 6.1      Borrower's Negative Covenants.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

VII.     CASUALTY; CONDEMNATION; ESCROWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         Section 7.1      Insurance; Casualty and Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
                 7.1.1    Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
                 7.1.2    Casualty and Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
                 7.1.3    Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         Section 7.2      Required Repair; Required Repair Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 7.2.1    Required Repairs: Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 7.2.2    Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 7.2.3    Release of Required Repair Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 7.2.4    Failure to Perform Required Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         Section 7.3      Tax and Insurance Escrow Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                 7.3.1    Tax and Insurance Escrow Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                 7.3.3    Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 7.3.4    Application of Tax and Insurance Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         Section 7.4      Capital Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 7.4.1    Capital Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 7.4.2    Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 7.4.3    Application of Capital Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 7.4.4    Payment of Capital Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

VIII.    DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         Section 8.1      Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         Section 8.2      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         Section 8.3      Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

IX.      SPECIAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         Section 9.1      Sale of Note and Securitization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         Section 9.2      Securitization Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         Section 9.3      Rating Surveillance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         Section 9.4      Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         Section 9.5      Termination of Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         Section 9.6      Retention of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

X.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         Section 10.1     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         Section 10.2     Lender's Discretion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         Section 10.3     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         Section 10.4     Modification, Waiver in Writing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         Section 10.5     Delay Not a Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         Section 10.6     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
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
         Section 10.7     Trial by Jury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         Section 10.8     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         Section 10.9     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         Section 10.10    Preferences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         Section 10.11    Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         Section 10.12    Remedies of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         Section 10.13    Expenses; Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         Section 10.14    Exhibits Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         Section 10.15    Offsets, Counterclaims and Defenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         Section 10.16    No Joint Venture or Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         Section 10.17    Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         Section 10.18    Waiver of Marshalling of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         Section 10.19    Waiver of Counterclaim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         Section 10.20    Conflict; Construction of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         Section 10.21    Brokers and Financial Advisors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         Section 10.22    No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         Section 10.23    Cross-Default; Cross Collateralization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
         Section 10.24    Prior Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67


                                   SCHEDULES

Schedule 1       -        Allocated Loan Amounts
Schedule 2       -        Properties
Schedule 3       -        Matters Regarding Representations
Schedule 4       -        Rent Roll
Schedule 5       -        Required Repairs


                                    EXHIBITS

Exhibit A        -        Form of Note
Exhibit B        -        Form of Management Agreement

                                 LOAN AGREEMENT


        LOAN AGREEMENT dated as of March __, 1997 BETWEEN UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND, a limited partnership duly organized and validly existing under the laws of the State of Michigan ("Borrower") and NOMURA ASSET CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (together with its permitted successors and assigns, "Lender").

All capitalized terms used herein shall have the respective meanings set forth in Section 1 hereof.

                             W I T N E S S E T H :

                 WHEREAS, Borrower desires to obtain the Loan from Lender;

                 WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

                 NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:


I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                 SECTION 1.1      DEFINITIONS.

                 For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                 "ACCRUED INTEREST" shall have the meaning set forth in Section 2.2.2.

                 "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                 "ALLOCATED LOAN AMOUNT" shall mean the principal portion of the Loan attributable to each Property as set forth on Schedule 1 annexed hereto.

                 "ALTA" shall mean American Land Title Association, or any successor thereto.

                 "ALTERNATIVE TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.3.2.

                 "ANNUAL BUDGET" shall have the meaning set forth in Section 5.1(r).

                 "ASSIGNMENT OF AGREEMENTS" shall mean, with respect to each Property, that certain first priority Assignment of Agreements, Licenses, Permits and Contracts dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender as security for the Loan, to the extent assignable under law, all of Borrower's interest in and to the Management Agreement and all other licenses, permits and contracts necessary for the use and operation of such Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "ASSIGNMENT OF LEASES" shall mean, with respect to each Property, that certain first priority Assignment of Leases and Rents dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender as security for the Loan, to the extent assignable under law, all of Borrower's interest in and to the Rents and Leases for such Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                 "AWARD" shall have the meaning set forth in Section 7.1.3.

                 "BORROWER" shall mean UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND, together with its permitted successors and assigns.

                 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business.

                 "CAPITAL EXPENSES" shall mean expenses that are required under GAAP to be capitalized and such other non-recurring expenses (other than normal maintenance and repair) incurred by Borrower.

                 "CAPITAL RESERVE FUND" shall have the meaning set forth in
Section 7.4.1.

                 "CASUALTY/CONDEMNATION PREPAYMENTS" shall have the meaning set forth in Section 2.3.2.

                 "CLEARING ACCOUNTS" shall have the meaning set forth in
Section 2.6.1.

                 "CLOSING DATE" shall mean the date of the funding of the Loan.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                 "CONDEMNATION" shall have the meaning set forth in Section
7.1.3.

                 "CONDEMNATION RESTORATION" shall have the meaning set forth in
Section 7.1.3.

                 "CONSENT AND SUBORDINATION OF MANAGER" shall mean that certain Consent and Subordination of Manager dated the date hereof between Manager and Lender.

                 "CONTROL" shall mean with respect to any Person either (i) ownership directly or through other entities, of more than 50% of all beneficial equity interest in such Person, and (ii) the power to direct the management, operation and business of such Person.

                 "CORPORATE GENERAL PARTNER" shall mean GP P.I. Associates Corp., a Michigan corporation, which is a general partner of the General Partner.

                 "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan, including the Yield Maintenance Premium and any sums due under the Note, this Agreement, the Mortgages or in any other Loan Document.

                 "DEBT SERVICE" shall mean, for any period, the interest and principal that would have been due and payable for such period under the Note assuming (i) an outstanding principal equal to the principal balance of the Note outstanding on the determination date, (ii) an interest rate equal to the Interest Rate, and (iii) an annual debt service constant equal to the actual constant for the Loan.

                 "DEBT SERVICE COVERAGE RATIO" shall mean, as of any date, a ratio in which (a) the numerator is the Net Operating Income for the 12-month period immediately preceding such date, and (b) the denominator is the Debt Service for such period.

                 "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                 "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Interest Rate or the Revised Interest Rate, as applicable.

                 "DEFEASANCE" shall have the meaning set forth in Section 2.3.3 hereof.

                 "DEFEASANCE DATE" shall have the meaning set forth in Section
2.3.3. hereof.

                 "DEFEASANCE DEPOSIT" shall mean an amount equal to the sum of
(i) an amount sufficient to purchase U.S. Obligations which provide payments that will meet the Scheduled Defeasance Payments, (ii) any costs and expenses incurred or to be incurred in the purchase of such U.S. Obligations and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, the creation of the Defeased Note and the Undefeased Note, if applicable, any transfer of the Defeased Note or otherwise required to accomplish the agreements of Sections 2.3 and 2.4 hereof.

                 "DEFEASED NOTE" shall have the meaning set forth in Section
2.3.3 hereof.

                 "DEPOSIT ACCOUNT" shall mean that account established and maintained pursuant to the Deposit Account Agreement.

                 "DEPOSIT ACCOUNT AGREEMENT" shall mean that certain Deposit Account Agreement dated as of the date hereof among Borrower, Lender, Manager and LaSalle National Bank for collecting and retaining all the rents from the Properties.

                 "DISCLOSURE DOCUMENT" shall have the meaning set forth in
Section 9.2(a).

                 "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrower in connection with the Loan for the benefit of Lender.

                 "EQUIPMENT" shall have the meaning set forth in the Mortgages.

                 "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1.

                 "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a).

                 "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                 "GENERAL PARTNER" shall mean P.I. Associates Limited Partnership, a Michigan limited partnership.

                 "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                 "IMMEDIATE FAMILY MEMBER" shall mean with respect to any individual, such individual's parents, current or former spouse, siblings or children or any trust for the benefit of such individual or such individual's parents, current or former spouse, siblings or children.

                 "IMPROVEMENTS" shall have the meaning set forth in the Mortgages.

                 "INCLUDING" shall mean "including, without limitation".

                 "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 4.1(ee).

                 "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 7.1.1 hereof.

                 "INSURED CASUALTY" shall have the meaning specified in Section 7.1.1(d).

                 "INTEREST RATE" shall mean a rate of interest equal to 8.24% per annum.

                 "LEASE" shall mean any lease, or, to the extent of the interest therein of Borrower, any sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub- sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                 "LEGAL REQUIREMENTS" shall mean, with respect to any Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to such Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                 "LENDER" shall mean Nomura Asset Capital Corporation, together with its successors and assigns.

                 "LIABILITIES" shall have the meaning set forth in Section
9.2(b).

                 "LICENSES" shall have the meaning set forth in Section 4.1(w).

                 "LIEN" shall mean, with respect to each Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting such Property or any portion thereof or Borrower, or any interest therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                 "LOAN" shall mean the loan made to Borrower by Lender pursuant hereto in the original principal amount of $33,500,000 and evidenced by the Note and secured by the Mortgages and the other Loan Documents.

                 "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Assignments of Agreements, the Environmental Indemnity, the Consent and Subordination of Manager, the Deposit Account Agreement and all other documents, agreements and instruments evidencing, securing or delivered to Lender in connection with the Loan.

                 "MANAGEMENT AGREEMENT" shall mean, with respect to each Property, a management agreement in the form attached hereto as Exhibit B entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to such Property.

                 "MANAGEMENT FEE" shall mean the fee payable to Manager pursuant to a Management Agreement.

                 "MANAGER" shall mean Uniprop, Inc., a Michigan corporation.

                 "MATURITY DATE" shall mean the date on which the final payment of principal of the Note (or the Defeased Note, if applicable) becomes due and payable as therein provided, whether at the Stated Maturity Date (April 11, 2027), by declaration of acceleration, or otherwise.

                 "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall have the meaning set forth in Section 2.2.1.

                 "MORTGAGES" shall mean those certain documents, each entitled Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by Borrower as security for the Loan and encumbering the respective Properties, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time.

                 "NACC" shall mean Nomura Asset Capital Corporation, a Delaware corporation.

                 "NET OPERATING INCOME" shall mean, for any Properties for any period, the difference between all Operating Income of such Properties during such period, minus all Operating Expenses of such Properties during such period.

The calculation of Net Operating Income shall take into account (1) a management fee equal to 5% of the effective gross income of such Properties (or such higher amount as may be charged by the property manager for management services), which fee will be reduced by those costs, if any, which are incurred at such Properties as part of Operating Expenses but are paid for by Manager from its Management Fee; (2) an annual capital reserve allowance equal to $50 per manufactured home pad on such Properties; (3) a vacancy and credit loss allowance equal to the greater of (a) actual vacancy and/or credit loss and (b) 5% of the revenues for such Properties (to the extent not accounted for). In determining Net Operating Income for purposes hereof, all adjustments to revenue and expenses shall be determined by Lender in its reasonable discretion consistent with its due diligence findings and prevailing market conditions. Net Operating Income shall be audited, or shall be determined in accordance with agreed-upon procedures determined by Lender.

Net Operating Income shall in no event include payments to be received in respect of U.S. Obligations purchased in connection with a Defeasance.

                 "NOMURA" shall have the meaning set forth in Section 9.2(b).

                 "NOMURA GROUP" shall have the meaning set forth in Section 9.2(b).

                 "NOTE" shall mean that certain Note of even date herewith, made by Borrower in favor of Lender, substantially in the form of Exhibit A annexed hereto, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time, including any Undefeased Note that may exist from time to time.

                 "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by a senior executive officer of the Corporate General Partner.

                 "OPERATING EXPENSES" shall mean, for any Property for any period, the actual operating expenses relating to such Property for such period.

For purposes of calculating Operating Expenses, actual operating expenses shall include all operating expenses relating to such Property including the following items (provided, however, that Operating Expenses shall not include: expenses related to the leasing of manufactured homes (as opposed to home sites) owned by Borrower (provided that such expenses do not exceed the rental income derived from the leasing of such manufactured homes), Debt Service, Capital Expenses, non-cash items such as depreciation and amortization and any extraordinary one-time expenditures not considered operating expenses under
GAAP):

                 (1) all expenses for the operation of such Property including management fees in respect thereof, all insurance premiums and expenses, accounting expenses, advertising expenses, expenses for architectural services, bank charges, utility charges, expenses for extermination, cleaning and trash removal services, expenses relating to window washing, landscaping and security services, reasonable and necessary legal expenses incurred in connection with the operation of such Property, tenant improvements, marketing costs (but not including any expenses incurred in connection with a sale or other capital or interim capital transaction);

                 (2) impositions, water charges, property and real estate taxes, sewer rents, other than fines, penalties, interest or such impositions (or portions thereof) that are payable by reason of Borrower's failure to pay an imposition timely; and

                 (3) the cost of routine interior and exterior maintenance, repairs and minor alterations, the cost of which can be expensed under GAAP.

                 Operating Expenses shall not include Borrower's partnership level expenses (such as accounting fees for preparation of Borrower's tax returns and legal expenses not related to the Properties), provided that Borrower shall provide Lender with evidence of any such partnership level expenses which is sufficiently corroborated by the agreed upon procedures report of Borrower's independent auditors and the year-end audit of Borrower will present any such partnership expenses at the partnership level.

                 "OPERATING INCOME" shall mean, for any Property for any period, the lesser of:

                 (a) the sum of all rental revenue actually received by Borrower from Leases at such Property for such period (but excluding income from advance payments of more than thirty (30) days, deposits, escrows or a sale or other capital item transaction); or

                 (b) the annualized sum of all monthly base rent under executed Leases at such Property with tenants in occupancy and paying rent.

For purposes of calculating Operating Income, reimbursement and other income will be based on such period and will be included in Operating Income to the extent that Lender, in its reasonable discretion, determines that it is stabilized and recurring. Operating Income shall not include any rental income or sale revenue derived from the leasing of manufactured homes (as opposed to home sites) owned by Borrower.

                 "OPTIONAL PREPAYMENT DATE" shall mean April 11, 2007.

                 "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining each Property, now or hereafter levied or assessed or imposed against each Property or any part thereof.

                 "PAYMENT DATE" shall mean the eleventh (11th) day of each calendar month or, if in any month the eleventh (11th) day is not a Business Day, than the Payment Date for such month shall be the first Business Day thereafter.

                 "PERMITTED ENCUMBRANCES" shall mean, with respect to each Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Property or any part thereof, (c) Liens, if any, for Taxes or Other Charges not yet payable or delinquent, and
(d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

                 "PERMITTED INDEBTEDNESS" shall mean (a) the Debt, (b) debt secured by manufactured homes owned by Borrower in the aggregate amount not to exceed $750,000 at any time, (c) unsecured trade debt customarily payable within thirty (30) days which is not past due, (d) unsecured debt in an aggregate amount not to exceed 3% of the original principal balance of the

Loan less the amount described in clause (b) outstanding at any time and (e) any obligations of Borrower with respect to unapplied security deposits of tenants at the Properties.

                 "PERSON" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                 "POLICIES" shall have the meaning specified in Section
7.1.1(c).

                 "POOLING AND SERVICING AGREEMENT" shall mean the Servicing Agreement entered into with the Servicer in connection with any Securitization of the Loan.

                 "PROPERTIES" shall mean, collectively, the parcels of real property and improvements thereon owned by Borrower and encumbered by the Mortgages, together with all rights pertaining to such property and improvements, as more particularly described in the Granting Clauses of the Mortgages and referred to therein as the "Property" or the "Mortgaged Property", as the case may be. A list of the Properties is set forth in
Schedule 2 annexed hereto.

                 "PROVIDED INFORMATION" shall have the meaning set forth in
Section 9.1.

                 "QUALIFIED TITLE INSURANCE POLICY" shall mean a Title Insurance Policy issued with respect to a Mortgage by Chicago Title Insurance Company, First American Title Insurance Company or another title company acceptable to Lender, with reinsurance and direct access agreements acceptable to Lender, which Title Insurance Policy shall (A) provide coverage in amounts satisfactory to Lender, (B) insure Lender that such Mortgage creates a valid lien on the Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Lender may reasonably request, (D) name Lender as the insured and (E) upon payment of any applicable fee, be assignable.

                 "QUALIFIED SURVEY" shall mean a current title survey, certified to the title company and Lender and their successors and assigns, that (A) is in form and content satisfactory to Lender, (B) is prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, (C) meets the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13, (D) reflects the same legal description contained in the Title Insurance Policy relating to the Property shown thereon, (E) includes, among other things, a metes and bounds description of the real property comprising part of such Property reasonably satisfactory to Lender and (F) contains a certification in form and substance acceptable to Lender.

                 "RATING AGENCY" shall mean each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Company, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency which has been approved by Lender.

                 "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 9.2(b).

                 "RELEASE AMOUNT" shall mean, with respect to each Property, the product of the Allocated Loan Amount for such Property and 125%.

                 "RELEASE DATE" shall mean the earlier of (a) three (3) years after the Closing Date and (b) two (2) years from the "start-up day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust.

                 "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                 "REMIC TRUST" shall mean a REMIC which holds the Note.

                 "RENTS" shall mean, with respect to each Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to such Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of such Property and proceeds, if any, from business interruption or other loss of income insurance. Rents shall not include any rental income or sale revenue derived from the leasing of manufactured homes (as opposed to home sites) owned by Borrower.

                 "REQUIRED RECORDS" shall have the meaning set forth in Section
9.2 hereof.

                 "REQUIRED REPAIRS" shall have the meaning set forth in Section 7.4.1.

                 "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in
Section 7.4.1.

                 "REQUIRED REPAIR FUND" shall have the meaning set forth in
Section 7.4.1.

                 "RESTORATION" shall have the meaning set forth in Section 7.1.2(b).

                 "REVISED INTEREST RATE" shall mean (a) 8.74% from the third Payment Date occurring after the Optional Prepayment Date to and including the day before the sixth Payment Date occurring after the Optional Prepayment Date, and (b) from and after the sixth Payment Date occurring after the Optional Prepayment Date, the per annum rate of interest which is the greater of (i) the Interest Rate plus 5% and (ii) the Treasury Rate on the Optional Prepayment Date plus 5%.

                 "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in Section 2.3.3.

                 "SECONDARY MARKET TRANSACTION" shall mean any transaction in which Lender (i) sells the Loan, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participates the Loan to one or more investors, (iii) deposits the Loan, the Mortgages, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sells the Loan or an interest therein to investors.

                 "SECURITIES" shall have the meaning set forth in Section 9.1.

                 "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a).

                 "SECURITIZATION" shall have the meaning set forth in Section
9.1.

                 "SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.3.3(vii).

                 "SERVICER" shall mean the entity appointed by Lender to service the Loan or its successor in interest, or if any successor servicer is appointed pursuant to the Pooling and Servicing Agreement, such successor servicer.

                 "SPECIAL TRANSFER" shall mean the sale by the original Borrower of all the Properties to one purchaser pursuant to which such purchaser shall assume in writing all of the obligations of Borrower under the Loan, provided that Lender shall have received (i) evidence in writing from the applicable Rating Agencies to the effect that such a sale and assumption of the Loan by such purchaser will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such sale for the Securities issued in connection with the Securitization which are then outstanding and (ii) Lender's reasonable expenses in connection with such sale and assumption, not to exceed one percent (1%) of the outstanding amount of the Loan being assumed.

                 "STATE" shall mean, for any Property, the state in which such Property is located.

                 "STATED MATURITY DATE" shall mean April 11, 2027.

                 "SUCCESSOR BORROWER" shall have the meaning set forth in
Section 2.3.3(c).

                 "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.3.1.

                 "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties or part thereof.

                 "TERM" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

                 "TREASURY RATE" shall mean, as of the Optional Prepayment Date, the linear interpolation of the bond equivalent yields as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Optional Prepayment Date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the remaining term of the Note as of the Optional Prepayment Date.

"UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State.

                 "UNDEFEASED NOTE" shall have the meaning set forth in Section
2.3.3 hereof.

                 "UNDERWRITER GROUP" shall have the meaning set forth in
Section 9.2(b).

                 "U.S. OBLIGATION" shall mean direct non-callable obligations of the United States of America.

                 "YIELD MAINTENANCE PREMIUM" shall mean the amount (if any) which, when added to the remaining principal amount of the Note or the principal amount of Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

                 SECTION 1.2      PRINCIPLES OF CONSTRUCTION.

                 All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as modified herein.

II.      GENERAL

                 SECTION 2.1      THE LOAN.

                 2.1.1 COMMITMENT. Subject to and upon the terms and conditions set forth herein, including the conditions precedent set forth in
Section 3.1, Lender hereby agrees to make the Loan to Borrower on the Closing Date, in the aggregate original principal amount set forth in the Note and which Loan shall mature on the Stated Maturity Date. Borrower hereby agrees to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

                 2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan. Borrower shall receive the Loan upon the Closing, subject to the direction given by Borrower as to the application of Loan proceeds for the uses set forth in Section 2.1.4. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                 2.1.3 THE NOTE. The Loan shall be evidenced by the Note, in the aggregate original principal amount of the Loan. The Note shall bear interest as provided therein. The Note shall be subject to repayment as provided in Section 2.3, shall be entitled to the benefits of this Agreement and shall be secured by the Mortgages and the other Loan Documents.

                 2.1.4 USE OF PROCEEDS OF LOAN. Borrower shall use the proceeds of the Loan to (i) repay and discharge any existing secured loans relating to the Properties, (ii) pay any outstanding obligations of Borrower,
(iii) pay costs and expenses incurred in connection with the Closing of the Loan, and (iv) make distributions and pay fees to its partners or their affiliates.

                 SECTION 2.2      INTEREST; MONTHLY PAYMENTS.

                 2.2.1    GENERALLY.

                 (a) From the date hereof through but not including the third Payment Date occurring after the Optional Prepayment Date, Borrower shall pay interest on the outstanding principal balance of the Loan at the Interest Rate.

                 (b) On April 11, 1997, Borrower shall make a payment to Lender in the amount of $138,020, representing interest on the outstanding principal balance of the Loan from the date hereof through April 10, 1997. Commencing with the Payment Date on May 11, 1997 and on each and every Payment Date thereafter through and including the Maturity Date, the principal amount of the Loan and interest thereon at the Interest Rate shall be payable in equal monthly installments of $251,438.84 (the "MONTHLY DEBT SERVICE PAYMENT AMOUNT"); such Monthly Debt Service Payment Amount being based on the Interest Rate and a 360-month amortization schedule. The Monthly Debt Service Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued from the eleventh (11th) day of month preceding the Payment Date through the tenth (10th) day of the month in which the Payment Date occurs, notwithstanding that the Payment Date may not have been the eleventh (11th) day of such month because the eleventh (11th) day of such month is not a Business Day. The remainder of such Monthly Debt Service Payment Amount shall be applied to the reduction of the outstanding principal balance of the Note.

                 (c) From and after the third Payment Date occurring after the Optional Prepayment Date, interest on the Loan shall accrue at the Revised Interest Rate and shall be payable as provided in Sections 2.2.2 and 2.2.3.

                 2.2.2    ACCRUED INTEREST.    From and after the third Payment
Date occurring after the Optional Prepayment Date, all interest accruing in respect of the Note in excess of the Interest Rate ("ACCRUED INTEREST") shall be deferred, be added to the Debt and, to the extent permitted by applicable law, accrue interest at the Revised Interest Rate, compounded monthly. All Accrued Interest shall be due and payable on the Maturity Date.

                 2.2.3 PROPERTY CASH FLOW ALLOCATION. (a) Commencing on April 11, 1997 and continuing on each Payment Date thereafter through the Optional Prepayment Date, except during the continuance of an Event of Default, any Rents deposited into the Deposit Account (or otherwise received by Borrower) during the immediately preceding calendar month shall be applied by Lender as follows in the following order of priority:

         (i) First, to make required payments to the Tax and Insurance Escrow Fund;

         (ii) Second, to Lender to pay (A) the required interest payment, in the case of the Payment Date on April 11, 1997, and (B) the Monthly Debt Service Payment Amount (plus, if applicable, interest at the Default Rate) in the case of each such subsequent Payment Date;

         (iii)   Third, to make required payments to the Capital Reserve Fund;
                 and

         (iv) Lastly, payments to (or for the account of) Borrower of any excess amounts.

                 (b) Commencing on the first Payment Date occurring after the Optional Prepayment Date and continuing on each Payment Date thereafter until the entire Debt has been paid in full, and at any time during the continuance of an Event of Default, any Rents deposited into the Deposit Account (or otherwise received by Borrower) during the immediately preceding calendar month shall be applied as follows in the following order of priority:

         (i) First, to make required payments to the Tax and Insurance Escrow Fund;

         (ii) Second, to Lender to pay the Monthly Debt Service Payment Amount (plus, if applicable, interest at the Default Rate);

         (iii)   Third, payments for approved Operating Expenses;

         (iv)    Fourth, to make required payments to the Capital Reserve Fund;

         (v) Fifth, payments to Lender to prepay the outstanding principal balance under the Note until paid in full;

         (vi) Sixth, payments to Lender to be applied against Accrued Interest and interest accrued thereon; and

         (vii)   Lastly, payments to Borrower of any excess amounts.

Notwithstanding anything herein to the contrary, the failure of Borrower to make all of the payments required under clauses (i) through (iv) above in full on the Optional Prepayment Date and on each Payment Date thereafter shall constitute a Default under this Agreement. However, the failure of Borrower to pay any Accrued Interest on a Payment Date as a result of insufficient Rents for such payment shall not constitute a Default hereunder. All Accrued Interest shall nonetheless be due and payable on the Maturity Date.

                 2.2.4 DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire outstanding principal balance of the Loan shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

                 SECTION 2.3      LOAN REPAYMENT AND DEFEASANCE.

                 2.3.1    REPAYMENT; PREPAYMENT.   Borrower shall repay any
outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with interest thereon to (but excluding) the date of repayment. Other than as set forth in Sections 2.3.2 and 2.3.3 below, Borrower shall have no right to prepay all or any portion of Loan during the period commencing on the Closing Date to but not including the third Payment Date prior to the Optional Prepayment Date. From and after the third Payment Date prior to the Optional Prepayment Date, the Loan may be prepaid in whole or in part without penalty or premium.

                 2.3.2 MANDATORY PREPAYMENTS. The Loan is subject to mandatory prepayment, without premium or penalty, in certain instances of Insured Casualty or Condemnation (each a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Sections 7.1.2 and Section 7.1.3 hereof. Each Casualty/Condemnation Prepayment shall be made on a Payment Date and include all accrued and unpaid interest on the amount prepaid up to but not including such Payment Date or, if not paid on a Payment Date, include interest that would have accrued on the amount prepaid to but not including the next Payment Date.

                 2.3.3 VOLUNTARY DEFEASANCE OF THE NOTE. (a) Subject to the terms and conditions set forth in this Section 2.3.3, Borrower may defease all or any portion of the Loan evidenced by the Note (hereinafter, a "DEFEASANCE"); provided, that no such Defeasance may occur prior to the Release Date or after the third Payment Date prior to the Optional Prepayment Date. Each Defeasance shall be subject, in each case, to the satisfaction of the following conditions precedent:

         (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying a Payment Date (the "DEFEASANCE DATE") on which the Defeasance is to occur. Such notice shall indicate the principal amount of the Note to be defeased.

         (ii) Borrower shall pay to Lender on or before the Defeasance Date all accrued and unpaid interest on the principal balance of the Note to but not including the Defeasance Date. If for any reason the Defeasance Date is not a Payment Date, Borrower shall also pay interest that would have accrued on the Note to but not including the next Payment Date.

         (iii) Borrower shall pay to Lender on or before the Defeasance Date all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgages and the other Loan Documents.

         (iv)    No Event of Default shall exist.

         (v) Borrower shall pay to Lender on or before the Defeasance Date the required Defeasance Deposit for the Defeasance.

         (vi) In the event only a portion of the Loan evidenced by the Note is the subject of the Defeasance, Borrower shall execute and deliver all necessary documents to amend and restate the Note and issue two substitute notes: one having a principal balance equal to the defeased portion of the original Note (the "DEFEASED NOTE") and one note having a principal balance equal to the undefeased portion of the original Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall have identical terms as the Note, except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance.

         (vii) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this provision of this Section 2.3.3 (the "SECURITY AGREEMENT").

         (viii) Borrower shall deliver an opinion of counsel for Borrower in form satisfactory to Lender in its reasonable discretion stating, among other things, that (A) Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and (B) said U.S. Obligations have been validly assigned to the REMIC Trust.

         (ix) Lender shall receive evidence in writing from the applicable Rating Agencies to the effect that such Defeasance will not result in a reduction, withdrawal or requalification of the ratings in effect immediately prior to such Defeasance for the Securities issued in connection with the Securitization which are then outstanding.

         (x) If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies.

         (xi) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.3.3(a) have been satisfied.

         (xii) Borrower shall deliver a certificate from an independent certified public accountant certifying that the amounts of the U.S. Obligations comply with all of the requirements of this Agreement.

         (xiii) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request.

         (xiv) Borrower shall pay all reasonable costs and expenses of Lender incurred in the Defeasance, including any costs and expenses associated with a release of Lien as provided in Section 2.4 hereof and reasonable attorney's fees and expenses.

                 (b) In connection with each Defeasance of all or any portion of the Note, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations (which purchases, if made by Lender, shall be made by Lender on an arms-length basis at then prevailing market rates) which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date up to and including the third Payment Date prior to the Optional Prepayment Date, in the case of a Defeasance for the entire outstanding principal balance of the Note, or the Defeased Note, in the case of a Defeasance for only a portion of the outstanding principal balance of the Loan, as applicable (including, on the third Payment Date prior to the Optional Prepayment Date, the outstanding principal balance of either the Note or the Defeased Note), and in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Obligations may be made directly to Lender and applied to satisfy the obligations of Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.3(a) and satisfy Borrower's obligations under Sections 2.3 or 2.4 shall be remitted to Borrower. Any amounts received in respect of the U.S. Obligations in excess of the amounts necessary to make monthly payments pursuant to Section 2.2 shall be retained by Lender until payment in full of the Loan. Semi-annual payments in respect of U.S. Obligations shall be applied to payments under the Note or the Defeased Note, as applicable, as the same become due thereunder.

                 (c) If requested by Borrower in connection with any Defeasance under this Section 2.3.3, NACC shall establish or designate a successor entity (the "SUCCESSOR BORROWER") and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower. The obligation of NACC to establish or designate a Successor Borrower shall be retained by NACC notwithstanding the sale or transfer of this Agreement unless such obligation is specifically assumed by the transferee. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations thereunder. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note in accordance with this Section 2.3.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses, incurred in connection therewith.

                 SECTION 2.4      RELEASE OF PROPERTY.   Except as set forth in
this Section 2.4, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on any Property.

                 2.4.1 RELEASE OF ALL OF THE PROPERTIES. (a) If Borrower has elected to defease the Note in its entirety, and the requirements of
Section 2.3 have been satisfied, the Properties shall be released from the Lien of the Mortgages and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

                 (b) In connection with the release of the Lien, Borrower shall submit to Lender, not less than twenty (20) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Property (for execution by Lender) in a form appropriate in the State satisfactory to Lender in its sole discretion and all other documentation Lender requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement.

                 2.4.2 RELEASE OF INDIVIDUAL PROPERTIES. Borrower on one or more occasions on or after the Release Date may obtain (i) the release of an individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to such Property (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

                 (a)      In connection with a Defeasance of the Note under
Section 2.3.3, the principal balance of the Defeased Note shall equal or exceed the Release Amount and the requirements of Section 2.3.3 shall have been satisfied.

                 (b) In connection with a prepayment of the Note from and after the third Payment Date prior to the Optional Prepayment Date, (i) Borrower shall prepay the Note in an amount equal to or greater than the Release Amount for the applicable Property and (ii) Lender shall receive evidence in writing from the applicable Rating Agencies to the effect that such release and prepayment will not result in a reduction, withdrawal or requalification of the ratings in effect immediately prior to such release and prepayment for the Securities issued in connection with the Securitization which are then outstanding.

                 (c)      Borrower shall submit to Lender, not less than twenty
(20) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Property (for execution by Lender) in a form appropriate in the state in which the Property is located satisfactory to Lender in its reasonable discretion and all other documentation Lender requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

                 (d) With respect to any release of an individual Property, after giving effect to such release and Defeasance or prepayment, as the case may be, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages shall be equal to the greater of (i) the Debt Service Coverage Ratio on the Closing Date and (ii) the Debt Service Coverage Ratio on the date of the release of such Property.

                 2.4.3    RELEASE ON PAYMENT IN FULL.   Lender shall, upon the
written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms thereof, release the Lien of the Mortgages if not theretofore released.

                 SECTION 2.5      PAYMENTS AND COMPUTATIONS.

                 2.5.1 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

                 2.5.2 COMPUTATIONS. Interest payable hereunder or under the Note by Borrower shall be computed on the basis of the actual number of days elapsed in a 360-day year.

                 2.5.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment (unless sufficient funds are available in the Deposit Account on the applicable date). Any such amount shall be secured by the Mortgages and the other Loan Documents.

                 SECTION 2.6      CASH MANAGEMENT ARRANGEMENTS.

                 2.6.1 CLEARING ACCOUNT AGREEMENT. (a) Borrower represents, warrants and covenants that it shall deposit or cause to be deposited within one Business Day after receipt thereof all Rents collected from the Properties into separate accounts (the "CLEARING ACCOUNTS") established and maintained with one or more banks designated by Borrower. Funds deposited into the Clearing Accounts shall be swept into the Deposit Account on a daily basis. Any amounts deposited into the Deposit Account will be disbursed in accordance with Section 2.2 and the Deposit Account Agreement.


III.     CONDITIONS PRECEDENT

                 SECTION 3.1 CONDITIONS PRECEDENT TO THE LOAN. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

                 (a) Representation and Warranties: Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

                 (b) Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

                 (c)      Delivery of Loan Documents: Title Insurance: Reports.

                          (i)     Mortgages, Assignments of Agreements.  Lender
shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, the Assignment of Leases and the Assignment of Agreements relating to each Property and evidence that counterparts of the Mortgages have been delivered to Lender's title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable first priority Liens upon the Properties, in favor of Lender (or such trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity and Consent and Subordination of Manager.

                          (ii)    Title Insurance.  Lender shall have received
a Qualified Title Insurance Policy for each Property and evidence that the premium in respect of such Title Insurance Policy has been paid.

                          (iii)   Survey.  Lender shall have received a
Qualified Survey for each Property.

                          (iv)    Insurance.  Lender shall have received valid
certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its reasonable discretion, and Borrower shall have funded an amount equal to 105% of the annual Insurance Premium into the Alternative Tax and Insurance Escrow Fund.

                          (v)     Environmental Reports.  Lender shall have
received an environmental report in respect of each Property satisfactory to Lender, and Borrower shall have performed the follow-up work required by Lender in connection therewith.

                          (vi)    Engineering Reports.  Lender shall have
received an engineering report in respect of each Property satisfactory to Lender, identifying, among other things, (A) deferred maintenance for such Property and the cost thereof, (B) anticipated capital expenditures and the annual cost thereof, and (C) a replacement reserve analysis.

                          (vii)   Compliance; Zoning.  With respect to each
Property, Lender shall have received an operating license and, at Lender's option, (i) letters or other evidence with respect to such Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement for the Title Insurance Policy, or (iii) a zoning opinion letter, in substance reasonably satisfactory to Lender.

                          (viii)  Encumbrances.  Borrower shall have taken or
caused to be taken such actions in such a manner so that Lender has a valid and perfected Lien of the requisite priority as of the Closing Date with respect to the Mortgage on each Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

                 (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

                 (e) Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (i) copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

                 (f) Opinions of Borrower's Counsel. Lender shall have received opinions of Borrower's counsel (i) with respect to non-consolidation, true sale or true contribution, and fraudulent transfer issues, and (ii) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion.

                 (g) Budgets. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for each Property for the balance of the current Fiscal Year.

                 (h) Basic Carrying Costs. Borrower shall have paid or deposited into an applicable reserve fund all (i) accrued but unpaid Insurance Premiums, (ii) currently due Taxes (including any in arrears), and (iii) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

                 (i) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                 (j) Financial Statements. Borrower shall have provided audited financial statements (or financial statements prepared in accordance with agreed upon procedures) for each Property for 1994, 1995 and 1996 and management prepared financial statements for January 1997.

                 (k) Lease Form. Borrower shall have provided Lender with the form of Lease in use for each Property as of the date hereof.

                 (l) Debt Service Coverage Ratio. The Debt Service Coverage Ratio shall be at least 1.35 to 1.0.

                 (m) Loan to Value Ratio; Appraisals. Lender shall have received appraisals for the Properties satisfactory to Lender indicating that the original principal balance of the Loan is not more than sixty-five percent (65%) of the aggregate fair market value of the Properties as of the date hereof.

                 (n) Licenses; Material Contracts. Borrower shall have provided Lender with copies of all Licenses and material contracts affecting the Properties.

                 (o) Utilities; Separate Assessment. Borrower shall have provided Lender with evidence satisfactory to Lender that all utility services required for the Properties are available and that each Property is subject to assessment for Taxes separate from any other property.

                 (p) Fees and Expenses. Borrower shall have paid (i) all mortgage, mortgage recording and intangible taxes and recording charges required to be paid in connection with the execution, delivery and recording of any of the Loan Documents, and (iii) all title insurance premiums and other title and survey charges.

                 (q) No Union Contracts. Borrower shall have provided Lender with evidence satisfactory to Lender that the Properties are not subject to any collective bargaining agreements or union contracts.

                 (r) Credit Reports; etc. Borrower shall have provided Lender with credit reports and references with respect to Borrower, its partners and principals, and Manager.


IV.      REPRESENTATIONS AND WARRANTIES

                 SECTION 4.1      BORROWER REPRESENTATIONS.

                 Borrower represents and warrants as of the date hereof and as of the Closing Date that:

                 (a) Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties.

                 (b) Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by any Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                 (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any of the Properties, which actions, suits or proceedings, if determined against Borrower or any Property, could reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Property.

                 (e) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might adversely affect Borrower or any Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Property is bound.

                 (f) Title. Borrower has good and indefeasible title in fee to the real property comprising part of the Properties, and good title to the balance of the Properties, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Mortgage intended to encumber each Property, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on such Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases affecting such Property), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances do not materially adversely affect the value or use of any Property, or Borrower's ability to repay the Loan. There are no claims for payment for work, labor or materials affecting any Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

                 (g) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

                 (h) Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Property or the business, operations or condition (financial or otherwise) of Borrower. For purposes hereof, the knowledge of Borrower shall be deemed to consist of the knowledge of Paul Zlotoff and Steven Adler, after due inquiry with each on-site property-level manager.

                 (i) No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

                 (j) Compliance. Borrower and each Property and the use thereof comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of any Property any act or omission affording the federal government or any state or local government the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

                 (k) Contracts. Except as set forth on Schedule 3, there are no contracts affecting any Property which are not terminable on one month's notice or less without cause and without penalty or premium. All contracts affecting the respective Properties have been entered into at arms-length in the ordinary course of Borrower's business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

                 (l) Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the respective Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the respective Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

                 (m) Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property.

                 (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                 (o) Utilities and Public Access. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are accessed through a permanent easement which benefits such Property, and all such utilities are connected so as to serve such Property. All roads necessary for the use of each Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

                 (p) Not a Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                 (q) Separate Lots. Each Property is comprised of one (1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of such Property.

                 (r) Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

                 (s) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                 (t) No Prior Assignment. There are no prior assignments of any of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                 (u) Insurance. Borrower has obtained and has delivered to Lender insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.

                 (v) Use of Properties. Each Property is used exclusively as a manufactured home community and other appurtenant and related uses.

                 (w) Certificates of Occupancy; Licenses. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits (if any) required for the legal use, occupancy and operation of each Property (collectively, the "LICENSES"), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of each Property. The use being made of each Property is in conformity with the operating license issued for such Property.

                 (x) Flood Zone. No Improvements on any Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, other than the Properties known as Aztec and Kings Manor for which Borrower shall obtain flood insurance to the extent required under Section 7.1 within twenty (20) Business Days after the Closing Date.

                 (y) Physical Condition. Subject to the information contained in the engineering reports previously submitted by Borrower to Lender for each Property, each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                 (z) Appraised Value. All of the improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon any Property encroach upon any of the improvements, so as to affect the value or marketability of such Property except those which are insured against by title insurance.

                 (aa) Leases. Attached hereto as Schedule 4 are the rent rolls (collectively, the "RENT ROLL") for each Property. The Rent Roll is true, correct and complete with respect to the subject matter thereof as of the date thereof. The only Leases affecting the Properties are those reflected in the Rent Roll. Except as set forth in Schedule 4: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under such Leases and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll and to Borrower's best knowledge, there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under the Leases which remains outstanding and there are no defaults on the part of the landlord under any Lease and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such default; (vi) to Borrower's best knowledge, there is no present material default by any tenant under any Lease; and (vii) Borrower holds the security deposits under each of the Leases in a commingled account and is not required to pay interest earned on such security deposits to any tenant under any Lease. None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof. The Leases have not been assigned or pledged except to Lender, and no other person whatsoever has any interest therein except the tenants thereunder.

                 (bb) Survey. The surveys for the Properties delivered to Lender in connection with this Agreement do not fail to reflect any material matter affecting the Properties or the title thereto.

                 (cc) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of each Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgages, have been paid and, under current Legal Requirements, each Mortgage is enforceable against Borrower in accordance with its respective terms by Lender (or any subsequent holder thereof), except as such enforceability may be limited by insolvency, bankruptcy, moratorium or other laws affecting creditor's remedies in general and principles of equity.

                 (dd) Single-Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that, as of the date hereof and until such time as the Debt shall be paid in full:

         (i) Borrower does not and will not own any encumbered asset or property other than (A) the Properties, (B) incidental personal property necessary for the ownership or operation of the Properties and (C) manufactured homes owned by Borrower.

         (ii) Borrower will not engage in any business other than the ownership, management and operation of the Properties and will conduct and operate its business as presently conducted and operated.

         (iii) Borrower will not enter into any contract or agreement with any of its affiliates or constituent parties, any guarantor (a "GUARANTOR") of the Debt or any part thereof or any affiliate of any constituent party or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party (Lender acknowledges the existence of fees payable to the General Partner and its affiliates under the partnership agreement of Borrower).

         (iv) Borrower has not incurred, and Borrower will not incur, any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Permitted Indebtedness. Except as set forth in the immediately preceding sentence, no indebtedness other than the Debt may be secured (subordinate or pari passu) by any Property.

         (v) Borrower has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), other than loans to finance purchasers of manufactured homes in a maximum aggregate amount not to exceed $750,000 at any time.

         (vi) Borrower is and will remain solvent and will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due.

         (vii) Borrower has done or caused to be done and will do all things necessary to observe corporate or partnership formalities, as the case may be, and preserve its existence.

         (viii) Borrower will not permit any constituent party or Guarantor to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Borrower or such constituent party or Guarantor in a manner which would adversely affect Borrower's existence as a single purpose entity.

         (ix) Borrower will maintain books and records and bank accounts separate from those of its affiliates and any constituent party and Borrower will file its own tax returns.

         (x) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate, any constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), shall conduct business in its own name and shall maintain and utilize separate stationery, invoices and checks.

         (xi) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

         (xii) Neither Borrower nor any constituent party will seek the dissolution or winding up, in whole or in part, of Borrower.

         (xiii) Borrower will not commingle its funds and other assets with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

         (xiv) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

         (xv) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other person.

         (xvi) Each of the General Partner and the Corporate General Partner will at all times comply with each of the representations, warranties, and covenants contained in this Section 4.1 as if such representation, warranty or covenant was made directly by the General Partner and the Corporate General Partner.

         (xvii) The charter of the Corporate General Partner shall at all times have at least one duly appointed member of its board of directors (an "INDEPENDENT DIRECTOR") reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer or employee of, Borrower or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or affiliates who derives more than 10% of its purchases and revenues from Borrower or any of its affiliates, shareholders or subsidiaries, (iii) a person or other entity controlling any such shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the General Partner. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

         (xviii) The board of directors of the Corporate General Partner shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the entire board of directors of the Corporate General Partner unless at the time of such action there shall be at least one member who is an Independent Director.

         (xix) Borrower shall conduct its business so that the assumptions made with respect to Borrower in that certain opinion letter dated the date hereof delivered by Borrower's counsel in connection with the Loan shall be true and correct in all respects.

                 (ee) Investment Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment

Company Act of 1940, as amended; (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                 (ff) Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

                 (gg) Management Agreements. Each Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgages, nor the exercise of any remedies by Lender, will adversely affect Borrower's rights under any Management Agreement.

                 SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section
4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.       AFFIRMATIVE COVENANTS

                 SECTION 5.1 BORROWER COVENANTS. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgages (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

                 (a)      Existence; Compliance with Legal Requirements:
Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep each Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

                 (b) Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.3 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against any Property, and shall promptly pay for all utility services provided to each Property (except to the extent that any such utility charge is the direct obligation of a tenant pursuant to a separate meter). After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured, (ii) Borrower has paid in full the Taxes or Other Charges or such proceeding shall suspend the collection of the Taxes or Other Charges from the applicable Property, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) neither such Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon; and
(vi) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

                 (c) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Property.

                 (d) Inspection. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

                 (e) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

                 (f) Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

                 (g) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

                 (h) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with the respective Properties, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Property or any part thereof) out of such Insurance Proceeds.

                 (i) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

                          (A)     furnish to Lender all instruments, documents,
boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by it pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

                          (B)     execute and deliver to Lender such documents,
instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure its obligations under the Loan Documents, as Lender may reasonably require; and

                          (C)     do and execute all and such further lawful
and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                 (j)      Supplemental Mortgage Affidavits.         As of the
date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any Property as a direct or indirect result of applicable taxes not having been paid with respect to such Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to such Property (as set forth on Schedule 1 annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Property (as set forth on Schedule 1 annexed hereto); provided that none of the foregoing shall be at the cost of Borrower.

                 (k)      Financial Reporting.

                          (i)     Borrower will keep and maintain or will cause
to be kept and maintained on a Fiscal Year basis, in accordance with standard accounting practices, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Properties and in connection with any services, equipment or furnishings provided in connection with the operation of the Properties, whether such income or expense be realized by Borrower or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Borrower who have leased from Borrower portions of a Property for the purpose of occupying the same. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

                          (ii)    Borrower will furnish to Lender annually,
within ninety (90) days following the end of each Fiscal Year of Borrower (or such earlier date on which such information is released to the public), a complete copy of Borrower's annual financial statements audited by a "big six" accounting firm or another independent certified public accountant reasonably acceptable to Lender in accordance with GAAP covering the Properties for such Fiscal Year and containing balance sheets and statements of profit and loss for Borrower and the Properties in such detail as Lender may request. Such statements shall set forth the financial condition and the income and expenses for the Properties for the immediately preceding calendar year, including statements of annual Net Operating Income. Such statements may be prepared on a combined basis for the Borrower if such statements are accompanied by a report, prepared in accordance with agreed-upon procedures, demonstrating that the unaudited Property-level financial statements tie to the combined audited statements. Borrower's annual financial statements shall be accompanied by an Officer's Certificate certifying that each such annual financial statement presents fairly the financial condition of the Properties and has been prepared in accordance with standard accounting practices. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Lender acknowledges that as of the date hereof, BDO Siedman shall be an acceptable certified public accountant for purposes of this subparagraph. Notwithstanding the foregoing, if at any time the quality of the financial statements prepared by BDO Siedman ceases to be acceptable to Standard & Poor's and Lender, then such financial statements shall thereafter be prepared by a reputable certified public accounting firm acceptable to the Rating Agencies.

                          (iii)   Borrower will furnish, or cause to be
furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter (or such earlier date on which such information is released to the public) management prepared financial statements of Borrower, containing balance sheets and statements of profit and loss for the Properties in such detail as Lender may request. Such statements shall set forth the financial condition and the income and expenses for the Properties for the immediately preceding calendar quarter, including statements of Net Operating Income, and shall be accompanied by an Officer's Certificate certifying that such quarterly financial statement presents fairly in all material respects the financial condition and results of operations of Borrower and the Properties for such quarter, in accordance with standard accounting practices (subject to year-end adjustments). In addition, Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter
(A) a statement of the actual Capital Expenses made by Borrower during each calendar quarter as of the last day of such calendar quarter; and (B) a calculation reflecting the annual Debt Service Coverage Ratio as of the last day of each calendar quarter.

                          (iv)    Borrower will furnish, or cause to be
furnished, to Lender on or before thirty (30) days after the end of each calendar month the following items, accompanied by an Officer's Certificate certifying that such items are true, correct, accurate, and complete and fairly present in all material respects the financial condition and results of the operations of the Properties in accordance with standard accounting practices (subject to normal year end adjustments) as applicable: (A) monthly and year to date operating statements prepared for each calendar month, noting Net Operating Income and other information necessary and sufficient under standard accounting practices to fairly represent the financial position and results of operation of the Properties during such calendar month, all in form satisfactory to Lender; (B) a balance sheet for each such month; (C) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year to date for each Property together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year to date; and
(D) a statement that the representations and warranties of Borrower set forth in Section 4.l(ee)(iv) are true and correct as of the date of such certificate.

                          (v)     Borrower will furnish, or cause to be
furnished, to Lender as soon as available and in any event on or before thirty
(30) days after the end of each calendar month occupancy rates, rent rolls (identifying the leased premises, names of all tenants, pads leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, any and every material special provision, concession or inducement granted to tenants) and a delinquency report for each Property and such other relevant information with respect to each Property as requested by the Lender, in each case accompanied by an Officer's Certificate certifying that such items are true, correct, accurate, and complete in all material respects.

                          (vi)    Borrower shall furnish to Lender, within ten
(10) Business Days after request, such further detailed information with respect to the operation of any of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender or any applicable Rating Agency. If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 5.1(k)(i)-(v) within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender's option and in its sole discretion, an amount equal to $5,000 for each Required Record that is not delivered; provided that, Lender has given at least fifteen (15) days prior written notice to Borrower of such failure by Borrower to timely submit the applicable Required Record.

                 (l) Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

                 (m) Title to the Properties. Borrower will warrant and defend (i) the title to the Properties and every part thereof, subject only to Liens permitted under the Loan Documents (including Permitted Encumbrances), and (ii) the validity and priority of the Lien of the Mortgages, subject only to Liens permitted under the Loan Documents (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Property, other than as permitted hereunder, is claimed by another Person.

                 (n) Costs of Enforcement. In the event (i) that any Mortgage is foreclosed in whole or in part or is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to the Mortgage encumbering any Property in which proceeding Lender is made a party, or (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or an assignment by Borrower for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

                 (o)      Estoppel Statement.

                          (i)     After request by Lender (but no more
frequently than twice in any year), Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (A) the unpaid principal amount of the Note, (B) the Interest Rate of the Note, (C) the date installments of interest and/or principal were last paid, (D) any offsets or defenses to the payment of the Debt, if any, and (E) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                          (ii)    After request by Borrower, Lender shall
within ten (10) days furnish Borrower with a statement setting forth (A) the unpaid principal amount of the Note, (B) the Interest Rate of the Note, and (C) the date installments of interest and/or principal were last paid.

                          (iii)   After request by Lender (but no more
frequently than twice in any year), Borrower shall within ten (10) days furnish Lender with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

                 (p) Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.1.4.

                 (q) Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

                 (r) Annual Budget. Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by December 1 of each year during the Term a proposed pro forma budget for each Property during the succeeding fiscal year commencing January 1 and ending December 31 (the "ANNUAL BUDGET") and, promptly after preparation thereof, any subsequent revisions to such Annual Budget. Each Annual Budget shall consist of (a) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower's anticipated income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase reserves, (b) a capital expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses.

                 (s) Confirmation of Representations. In addition to and not in limitation of the covenants and agreements of Borrower contained in
Section 7.1, Borrower shall deliver, in connection with any Secondary Market Transaction, (i) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Secondary Market Transaction in all relevant jurisdictions, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the Secondary Market Transaction.

                 (t) No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

                 (u) Leasing Matters. Except as expressly set forth in this Section 5.1(u), Borrower shall not, without Lender's prior written consent, enter into, modify, amend, renew or terminate any Lease. Borrower may enter into proposed new Leases and proposed renewals, modifications or extensions of existing Leases without the prior written consent of Lender if such proposed Lease or renewal, modification or extension: (1) shall be an arms-length transaction; and (2) shall be on commercially reasonable terms. In addition, Borrower may without the prior written consent of Lender enter into a termination of any Lease (in whole or in part), provided that such termination is in accordance with commercially reasonable practice for similar properties. Upon request, Borrower shall furnish Lender with executed copies of all Leases. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases using its reasonable business judgment; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in accordance with commercially reasonable practices for similar properties; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents; (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent within the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.

                 (v)      Principal Place of Business.   Borrower shall not
change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

                 (w) Management Agreement. Borrower shall cause each Property to be operated pursuant the Management Agreement relating thereto. Borrower shall:

                          (i)     promptly perform and/or observe all of the
covenants and agreements required to be performed and observed by it under each Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                          (ii)    promptly notify Lender of any default under
any Management Agreement of which it is aware;

                          (iii)   promptly deliver to Lender a copy of each
financial statement, business plan, capital expenditures plan, property improvement plan and any other notice, report and estimate received by it under any Management Agreement; and

                          (iv)    promptly enforce the performance and
observance of all of the covenants and agreements required to be performed and/or observed by the Manager under each Management Agreement.


VI.      NEGATIVE COVENANTS

                 SECTION 6.1 BORROWER'S NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgages in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

                 (a) Operation of Properties. Borrower shall not, without Lender's prior consent: (i) surrender, terminate or cancel any Management Agreement or otherwise replace the Manager of any Property or enter into any other management agreements with respect to any Property (except pursuant to Section 9.5), (ii) reduce or consent to the reduction of the term of any Management Agreement; (iii) increase or consent to the increase of the amount of any charges under any Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Management Agreement in any material respect.

                 (b) Liens. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any of the Properties or permit any such action to be taken, except
(i) Permitted Encumbrances, (ii) Liens created by or permitted pursuant to the Loan Documents and (iii) Liens for Taxes or Other Charges not yet due.

                 (c) Dissolution. Borrower shall not dissolve, terminate, liquidate, merge with or consolidate into another Person.

                 (d) Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                 (e) Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration (in its reasonable business judgment) and in the ordinary course of Borrower's business in its reasonable judgment.

                 (f) Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                 (g) Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

                 (h) Assets. Borrower shall not purchase or own any properties other than the Properties.

                 (i) Debt. Borrower shall not create, incur or assume any debt other than the Debt and other than Permitted Indebtedness.

                 (j) Transfers. Borrower shall not suffer or permit the sale, assignment or transfer (collectively, "Transfer") of (i) all or any part of any Property other than in connection with a Special Transfer or a release thereof pursuant to Section 2.4.2, (ii) any direct interest in Borrower or
(iii) any direct or indirect interest in any partner of Borrower except as hereinafter expressly set forth

         A. Stock in the Corporate General Partner, limited partner interests in Borrower and the General Partner and interests in the limited partners of the General Partner may be Transferred to any Person; provided that no such Transfer (or series of Transfers pursuant to a plan of such transferor) shall result in the proposed transferee, together with its Immediate Family Members and Affiliates (a) owning in the aggregate more than 49% of the stock of the Corporate General Partner, or (b) obtaining Control of the Corporate General Partner, the General Partner or Borrower, or (c) owning more than 49% of the interests in Borrower (directly or indirectly), unless in connection therewith, Lender shall have received (i) evidence in writing from the applicable Rating Agencies to the effect that such Transfer will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior to such

                 Transfer for the Securities issued in connection with the Securitization which are then outstanding and (ii) a substantive non-consolidation opinion with respect to Borrower in form satisfactory to Lender and the applicable Rating Agencies.

         B. Any Transfer of direct or indirect interests in Borrower that occurs by inheritance, devise or bequest or by operation of law upon the death of a natural person who is the holder of an interest in Borrower shall not require the consent of Lender, provided that such transfer is to an Immediate Family Member, and if the applicable Rating Agencies require, a new substantive non-consolidation opinion with respect to Borrower is delivered.


VII.     CASUALTY; CONDEMNATION; ESCROWS

                 SECTION 7.1      INSURANCE; CASUALTY AND CONDEMNATION.

                 7.1.1 INSURANCE. (a) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall keep each Property insured and obtain and maintain during the Term policies of insurance insuring against loss or damage by standard, "all-risk" perils. Such insurance
(i) shall be in an amount equal to the greatest of (A) the then full replacement cost of such Property without deduction for physical depreciation and (B) such amount that the insurer would not deem Borrower a co-insurer under said policies, and (ii) and shall have deductibles no greater than five percent (5%) of the full replacement cost of such Property. The policies of insurance carried in accordance with this paragraph shall be paid monthly in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation.

                 (b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the Term the following policies of insurance:

                          (i)     Flood insurance if any part of any Property
is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the Allocable Loan Amount for such Property or the maximum limit of coverage available with respect to the Property under said program, whichever is less.

                          (ii)    Comprehensive public liability insurance,
including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year. In addition, at least $10,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Properties.

                          (iii)   Rental loss and/or business interruption
insurance in an amount equal to the greater of (A) the estimated gross revenues from the operations of the Properties for the next succeeding twelve (12) month period or (B) the projected operating expenses (including debt service) for the maintenance and operation of the Properties for the next succeeding twelve (12) month period. The amount of such insurance shall be increased from time to time during the Term as and when the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases.

                          (iv)    Insurance against loss or damage from (A)
leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $2,000,000 for each Property.

                          (v)     Worker's compensation insurance with respect
to any employees of Borrower, as required by any governmental authority or legal requirement.

                          (vi)    During any period of repair or restoration,
builder's "all risk" insurance in an amount equal to not less than the full insurable value of the applicable Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

                          (vii)   Coverage to compensate for the cost of
demolition and the increased cost of construction for the Properties in an amount satisfactory to Lender.

                          (viii)  Such other insurance, including earthquake
insurance, as may from time to time be reasonably required by Lender in order to protect its interests.

                 (c) All policies of insurance (the "POLICIES") required pursuant to this Section 7.1.1 (i) shall be issued by American Modern Insurance Company or companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA-" or better by Standard & Poor's Ratings Group; (ii) shall name Lender and its successors and/or assigns as their interest may appear as the mortgagee; (iii) shall contain a Non-Contributory Standard Lender Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Lender; (v) shall be maintained throughout the Term without cost to Lender; (vi) shall be delivered to Lender; (vii) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation of any of the Policies; and (viii) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such evidence of payment to Lender if such Insurance Premiums have been paid by Lender pursuant to Section 7.3 hereof). If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

                 (d) If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (an "INSURED CASUALTY"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of an Insured Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with Legal Requirements, unless Borrower elects to defease the entire Loan or cause the release of such Property pursuant to Sections 2.3 and 2.4. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

                 7.1.2 CASUALTY AND APPLICATION OF PROCEEDS. (a) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                          (i)     If an Insured Casualty that does not exceed
$100,000, Borrower may settle and adjust any claim without the consent of Lender; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for any such insurance proceeds.

                          (ii)    If an Insured Casualty shall equal or exceed
$100,000 but not exceed 15% of the Allocated Loan Amount for the affected Property, Lender and Borrower shall settle and adjust any claim jointly, unless an Event of Default is continuing. If an Event of Default is continuing or such Insured Casualty shall exceed 15% of the Allocable Loan Amount for the affected Property, Lender may settle and adjust any claim without the consent of Borrower and agree with the insurance company or companies on the amount to be paid on the loss. In the case of any Insured Casualty that equals or exceeds $100,000, the proceeds of any such policy shall be due and payable solely to Lender and held in escrow by Lender in accordance with the terms hereof.

                 (b) In the event of an Insured Casualty where the loss is in an aggregate amount greater than $100,000 but less than 15% of the Allocated Loan Amount for the affected Property, and if, in the reasonable judgment of Lender, the affected Property can be restored within twelve (12) months and prior to the maturity of the Note to an economic unit not less valuable and not less useful than the same was prior to the Insured Casualty, and after such restoration will (together with the unaffected Properties) adequately secure the Debt, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses incurred by Lender) shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Insured Casualty (the "RESTORATION"), in the manner set forth herein. Borrower hereby covenants and agrees to commence and diligently to prosecute such Restoration; provided that (i) Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Restoration in excess of the net proceeds of insurance made available pursuant to the terms hereof; (ii) the Restoration shall be done in compliance with all Legal Requirements; and (iii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Restoration, the sum of (A) income derived from all the Properties, as reasonably determined by Lender, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid will equal or exceed the sum of (I) expenses in connection with the operation of the Properties and (II) the debt service under the Loan.

                 (c) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt (up to the Release Amount for the affected Property) or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth below. Any such application to the Debt (whether at the direction of Lender or the request of Borrower) shall be without any prepayment consideration except that if an Event of Default has occurred and is continuing at the time the insurance proceeds are received, then Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Section 2.3.3 hereof if a Defeasance Deposit was to be made by Borrower. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

                 (d) If Borrower is entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the Restoration, (2) funds or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed Restoration, (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve, and (4) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. In addition, no payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower.

                 7.1.3 CONDEMNATION. (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild such Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with Legal Requirements, unless Borrower elects to defease the entire Loan or cause the release of such Property pursuant to Sections 2.3 and 2.4.

                 (b) Borrower may settle or compromise and receive any award or payment in respect of a Condemnation (an "AWARD") that does not exceed $100,000; provided that any such settlement or compromise is carried out in a competent and timely manner. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award in excess of $100,000 and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Notwithstanding any Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Agreement and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt (up to the Release Amount for the affected Property). Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Borrower shall cause any Award in excess of $100,000 that is payable to Borrower to be paid directly to Lender.

                 (c) In the event of any Condemnation where the Award is in an aggregate amount greater than $100,000 but less than 15% of the Allocated Loan Amount for the affected Property, and if, in the reasonable judgment of Lender, such Property can be restored within twelve (12) months and prior to maturity of the Note to an economic unit not less valuable and not less useful than the same was prior to the Condemnation, and after such restoration will adequately (together with the unaffected Properties) secure the Debt, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any expenses incurred by Lender) shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to Condemnation (the "CONDEMNATION RESTORATION") in the manner set forth below. Borrower hereby covenants and agrees to commence and diligently to prosecute such Condemnation Restoration; provided that (i) Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Condemnation Restoration in excess of the Award made available pursuant to the terms hereof; (ii) the Condemnation Restoration shall be done in compliance with all Legal Requirements; and (iii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Condemnation Restoration, the sum of (A) income derived from all of the Properties, as reasonably determined by Lender, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid will equal or exceed the sum of (I) expenses in connection with the Properties and (II) the debt service under the Loan.

                 (d) Except as provided above, the Award collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt (up to the Release Amount for the affected Property) or applied to reimburse Borrower for the cost of the Condemnation Restoration in the manner set forth below. Any such application to the Debt (whether at the direction of Lender or the request of Borrower) shall be without any prepayment consideration except that if an Event of Default has occurred and is continuing at the time the Award is received, then Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Section 2.3.3 hereof if a Defeasance Deposit was to be made by Borrower. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. If such Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Allocated Loan Amount for such Property and interest thereon.

                 (e) In the event Borrower is entitled to reimbursement out of the Award received by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the Condemnation Restoration, (2) funds or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of the Award to complete the Condemnation Restoration, (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Lender may reasonably require and approve; and (4) all plans and specifications for such Condemnation Restoration, such plans and specifications to be approved by Lender prior to commencement of work. In addition, no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (5) funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and (6) at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the costs of completion of the Condemnation Restoration free and clear of all liens or claims for lien. Any surplus which may remain out of the Award received by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Debt.

                 SECTION 7.2      REQUIRED REPAIR; REQUIRED REPAIR FUNDS

                 7.2.1 REQUIRED REPAIRS: DEPOSITS. Borrower shall perform the repairs at the Properties set forth on Schedule 5 annexed hereto (the "REQUIRED REPAIRS"). Borrower shall complete each of the Required Repairs within twelve (12) months from the date hereof. On the Closing Date, Borrower shall deposit with Lender the amount of $103,606 to perform the Required Repairs. Amounts so deposited with Lender (the "REQUIRED REPAIR FUND") shall be held by Lender in an account (the "REQUIRED REPAIR ACCOUNT") in Lender's name at a financial institution selected by Lender in its sole discretion and shall be invested in Permitted Investments (as defined in the Deposit Account Agreement).

                 7.2.2 GRANT OF SECURITY INTEREST. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of the Loan Documents and this Agreement on Borrower's part to be paid and performed, all of Borrower's right, title and interest in and to the Required Repair Fund and the Required Repair Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Required Repair Fund or the Required Repair Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                 7.2.3 RELEASE OF REQUIRED REPAIR FUNDS. At such time as Borrower delivers to Lender firm bids reasonably satisfactory to Lender for the performance of the Required Repairs from reputable independent contractors, Lender shall disburse to Borrower a portion of the Required Repair Funds in the Required Repair Account in an amount such that the remaining Required Repair Funds in the Required Repair Account are equal to 105% of the cost of the Required Repairs pursuant to such firm bids. Lender shall disburse to Borrower the balance of the Required Repair Funds in the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions:
(a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made (except in the case of an emergency repair which requires immediate attention, in which event Borrower may submit such payment request within ten
(10) days), (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer's Certificate from Borrower certifying that one or more Required Repairs at the applicable Property have been completed (i) in a good and workmanlike manner, and (ii) in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of each license, permit or other approval required by any Governmental Authority for the use or occupancy of such Property, (d) Lender shall have received an Officer's Certificate from Borrower (i) identifying each Person that supplied materials or labor in connection with such Required Repairs and (ii) stating that each such Person has been or will be paid in full, such certificate to be accompanied by a copy of appropriate lien waivers or other evidence of payment satisfactory to Lender, (e) at Lender's option, a title search for such Property indicating that such Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (f) Lender shall have received such other evidence as Lender shall reasonably request that such Required Repairs have been completed and paid for. Upon completion of all Required Repairs in accordance with the terms hereof, Lender shall disburse to Borrower any amounts then remaining in the Required Repair Account.

                 7.2.4 FAILURE TO PERFORM REQUIRED REPAIRS. It shall be a default under this Agreement if (a) Borrower does not complete the Required Repairs within twelve (12) months from the date hereof, or (b) Borrower does not satisfy each condition contained in Section 7.2.3 hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

                 SECTION 7.3      TAX AND INSURANCE ESCROW FUND

                 7.3.1 TAX AND INSURANCE ESCROW FUND. Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty
(30) days prior to their respective delinquency dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1 hereof and under the Mortgages, or to reimburse Borrower for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance satisfactory to Lender; subject, however, to Borrower's right to contest Taxes in accordance with
Section 5.1(b) hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of such Property. If at any time Lender determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be.

                 7.3.2 ALTERNATIVE TAX AND INSURANCE ESCROW FUND. (a) Notwithstanding anything to the contrary contained in Section 7.3.1, Lender will waive its right to require monthly deposits on account of Taxes and/or Insurance Premiums into the Tax and Insurance Escrow Fund so long as:

                 (i) there is held in an escrow in all respects satisfactory to Lender (the "ALTERNATIVE TAX AND INSURANCE ESCROW FUND") an amount equal to the sum of (A) one installment of the Taxes if Borrower elects not to fund Taxes monthly plus (B) an amount equal to 105% of the annual Insurance Premium if Borrower elects not to fund Insurance Premiums monthly; and

                 (ii) upon non-payment of Taxes and/or Insurance Premiums, Lender has the right to pay such Taxes and/or Insurance Premiums on behalf of Borrower.

                 (b) For so long as Borrower is in compliance with the provisions of Section 7.3.2(a) then, notwithstanding anything to the contrary contained in Section 5.1 or Section 7.1.1(c), Borrower shall (i) pay the Taxes and Insurance Premiums (to the extent that Borrower has funded the Alternative Tax and Insurance Escrow Fund for either) as the same become due and payable,
(ii) furnish to Lender evidence of the renewal of any expiring Policy prior to the expiration thereof, and (iii) upon request, furnish to Lender receipts for the payment of the Taxes and Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender. Upon Borrower's failure to timely renew any Policies or pay any Taxes or Insurance Premiums, Lender may pay such Taxes and/or procure such insurance and pay the Insurance Premium therefor, as the case may be, but shall not be obligated to do so, and Borrower agrees to reimburse Lender for the cost of such Taxes and Insurance Premiums promptly on demand.

                 (c) All earnings or interest on the Alternative Tax and Insurance Escrow Fund shall be and become part of the Alternative Tax and Insurance Escrow Fund and shall be disbursed as provided in this Section 7.3 or, if requested by Borrower (not more frequently than once every six months), Lender shall cause the earnings or interest actually collected on the Alternative Tax and Insurance Escrow Fund to be paid over to Borrower.

                 (d) Notwithstanding anything to the contrary contained in this Section 7.3.2, in lieu of making a cash deposit on account of Taxes and/or Insurance Premiums for the Alternative Tax and Insurance Escrow Fund, Borrower may, at its option, deposit with Lender an unconditional, irrevocable stand-by letter of credit for the benefit of Lender issued by a commercial bank having a rating of "AA-" or better by Standard & Poor's Ratings Group in the amount of the applicable Alternative Tax and Insurance Escrow Fund for a term of not less than one year, which letter of credit shall otherwise be in form acceptable to Lender in all respects. Lender shall have the right to draw down such letter of credit: (i) if Borrower fails to extend or replace such letter of credit no later than 30 days prior to the expiry date thereof and
(ii) at any time Lender is entitled to apply the Alternative Tax and Insurance Escrow Fund pursuant to Section 7.3.4.

                 (e) If (i) Borrower fails to perform or breaches any of its obligations under this Section 7.3.2, (ii) all or any portion of the Alternative Tax and Insurance Escrow Fund is applied in accordance with Section 7.3.4, or (iii) an Event of Default is continuing, Borrower's rights under this

Section 7.3.2 shall terminate and Borrower shall be required to commence making monthly escrow payments for Taxes and Insurance pursuant to Section 7.3.1 on the next Payment Date.

                 7.3.3 GRANT OF SECURITY INTEREST. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrower's part to be paid and performed, of all Borrower's right, title and interest in and to the Tax and Insurance Escrow Fund, the Alternative Tax and Insurance Escrow Fund and any letter of credit deposited by Borrower in lieu of a cash deposit for the Alternative Tax and Insurance Escrow Fund. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Insurance Escrow Fund or the Alternative Tax and Insurance Escrow Fund or any such letter of credit, or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                 7.3.4 APPLICATION OF TAX AND INSURANCE ESCROW FUND. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Tax and Insurance Escrow Fund and/or the Alternative Tax and Insurance Escrow Fund (and, if applicable, draw down any letter of credit being held in connection therewith for application hereunder) to the payment of the following items in any order in its sole discretion: (a) Taxes and Other Charges; (b) Insurance Premiums; (c) interest on the unpaid principal balance of the Note;
(d) amortization of the unpaid principal balance of the Note; or (e) all other sums payable pursuant to this Agreement and the other Loan Documents. The Tax and Insurance Escrow Fund and the Alternative Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Sums in the Tax and Insurance Escrow Fund and the Alternative Tax and Insurance Escrow Fund shall be held by Lender in an account in Lender's name at a financial institution selected by Lender in its sole discretion and shall be invested in Permitted Investments (as defined in the Deposit Account Agreement). Earnings or interest, if any, thereon shall be retained as part of such funds and applied in accordance with this Section 7.3. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Tax and Insurance Escrow Fund or the Alternative Tax and Insurance Escrow Fund.

                 SECTION 7.4      CAPITAL RESERVE FUND

                 7.4.1 CAPITAL RESERVE FUND. Borrower shall pay to Lender on each Payment Date an amount equal to one-twelfth (1/12th) of the product obtained by multiplying $50 by the aggregate number of manufactured home sites within the Properties (said amounts hereinafter called the "CAPITAL RESERVE FUND"). Lender will apply the Capital Reserve Fund to payment of Capital Expenses pursuant to the terms hereof; provided, however, if the Loan shall have been accelerated or if there is an Event of Default which is continuing, then Lender may credit such Capital Reserve Fund against the Debt in such priority and proportions as Lender in its sole and absolute discretion shall deem proper. If the amount of the Capital Reserve Fund shall exceed the amounts due for Capital Expenses pursuant to the terms hereof, Lender shall, in its discretion, return any excess to Borrower or, if future Capital Reserve Fund payments are then required, credit such excess against such future payments; provided, however, if the Loan shall have been accelerated or if there is an Event of Default which is continuing, then Lender may credit such excess against the Debt in such priority and proportions as Lender in its sole and absolute discretion shall deem proper.

                 7.4.2 GRANT OF SECURITY INTEREST. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrower's part to be paid and performed, of all Borrower's right, title and interest in and to the Capital Reserve Fund. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Capital Reserve Fund, or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the New York Uniform Commercial Code.

                 7.4.3 APPLICATION OF CAPITAL RESERVE FUND. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Capital Reserve Fund to the payment of the following items in any order in its sole discretion: (a) Capital Expenses; (b) interest on the unpaid principal balance of the Note; (c) amortization of the unpaid principal balance of the Note; or (d) all other sums payable pursuant to this Agreement and the other Loan Documents. The Capital Reserve Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Sums in the Capital Reserve Fund shall be held by Lender in an account in Lender's name at a financial institution selected by Lender in its sole discretion and shall be invested in Permitted Investments (as defined in the Deposit Account Agreement). Earnings or interest, if any, thereon shall become part of the Capital Reserve Fund and shall be disbursed as provided in this Section 7.4.3 or, if requested by Borrower (not more frequently than once every six months), Lender shall cause the earnings or interest actually collected thereon to be paid over to Borrower. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Capital Reserve Fund.

                 7.4.4 PAYMENT OF CAPITAL EXPENSES. Funds held in the Capital Reserve Fund may be used for Capital Expenses. From time to time, Borrower may send a request for disbursement of funds in the Capital Reserve Fund, but not more than one (1) time per month and, to the extent there are sufficient funds available in the Capital Reserve Fund, such disbursements shall be made by Lender so long as (A) no Event of Default shall have occurred and be continuing; (B) the request for disbursement is accompanied by (1) an Officer's Certificate certifying (x) the amount of funds to be disbursed, (y) that such funds will be used to pay Capital Expenses then due and a description thereof, and (z) that the same has not been the subject of a previous disbursement, and (2) reasonably detailed documentation as to the amount and purpose therefor.

VIII.    DEFAULTS

                 SECTION 8.1      EVENT OF DEFAULT.

                 (a) Each of the following events shall constitute an event of default hereunder (each, an "EVENT OF DEFAULT"):

         (i) if any portion of the Debt is not paid when due (unless sufficient funds are available in the Deposit Account on the applicable date);

         (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable (unless sufficient funds are available in the Tax and Insurance Escrow Fund on the applicable date), subject to Borrower's right to contest Taxes in accordance with Section 5.1(b) hereof;

         (iii) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

         (iv) if, without Lender's prior written consent, (A) Borrower transfers or encumbers all or any portion of the Properties other than in connection with a Special Transfer or a partial release under Section 2.4.2 or
(B) any direct or indirect interest in Borrower is transferred or assigned except as expressly permitted under Section 6.1(j) hereof;

         (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower in connection with this Agreement or any other Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

         (vi) if Borrower shall make an assignment for the benefit of creditors, or if Borrower shall generally not be paying its debts as they become due;

         (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within sixty (60) days;

         (viii) if Borrower attempts to assign its respective rights under this Agreement in contravention of the Loan Documents or any of the other Loan Documents or any interest herein or therein;

         (ix) if Borrower breaches any of its respective negative covenants contained in Section 6.1 or any covenant contained in Section 4.1(dd) hereof;

         (x) if an Event of Default as defined or described in any of the other Loan Documents occurs, whether as to Borrower or any Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

         (xi) if Borrower shall be in default of its obligations to make deposits into the Required Repair Fund or the Tax and Insurance Escrow Fund (or the Alternative Tax and Insurance Escrow Fund) or the Capital Reserve Fund;

         (xii) if Borrower shall be in default under any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period after the giving of such notice or the expiration of such grace period; or

         (xiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

                 (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Properties, including declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Properties, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                 SECTION 8.2 REMEDIES. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Property. Subject to the provisions of Section 9.4, any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgages have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                 (b) With respect to Borrower and the Properties, and to the extent permitted by applicable law, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Property for the satisfaction of any of the Debt in preference or priority to any other Properties, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

                 (c) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof.

                 SECTION 8.3 REMEDIES CUMULATIVE. Subject to the provisions of Section 9.4, the rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.


IX.      SPECIAL PROVISIONS

                 SECTION 9.1 SALE OF NOTE AND SECURITIZATION. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall, at no cost to Borrower, use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein or the first successful securitization (such sale and/or securitization, the "SECURITIZATION") of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Note and the Mortgages, including:

                 (a) (i) provide such financial and other information with respect to the Properties, Borrower and its affiliates and the Manager, (ii) provide business plans and budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; provided that Borrower shall not be required to provide non-public information that may not be disclosed or otherwise disseminated to third parties at such time under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

                 (b)      cause counsel to render opinions as to
non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Properties and Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

                 (c) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and

                 (d) execute such amendments to the Loan Documents and Borrower's organizational documents and establish and fund such reserve funds (including reserve funds for deferred maintenance and capital improvements) as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization, provided, that nothing contained in this subsection (d) shall result in a material economic change in the transaction.

                 SECTION 9.2      SECURITIZATION INDEMNIFICATION.  (a)
Borrower understands that certain of the Provided Information and the Required Records may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers
relating to the Securitization.   In the event that the Disclosure Document is
required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Provided Information or Required Reports for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

                 (b) In connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, and provided that Borrower shall have had an opportunity to review, comment upon and approve the relevant portions thereof (which approval shall be deemed given by Borrower if no more than 10 pages and not otherwise disapproved within two Business Days after delivery thereof to Borrower) Borrower agrees to provide an indemnification certificate:

                          (A)     certifying that Borrower has carefully
examined those portions of such memorandum or prospectus, as applicable, pertaining to Borrower, the Properties and the Loan which have been identified to Borrower by Lender including applicable portions of the sections entitled "Special Considerations", "Description of the Mortgages", "Description of the Mortgage Loan and Properties", "The Manager", "The Borrower" and "Certain Legal Aspects of the Mortgage Loan", and such sections (and any other sections reasonably requested and pertaining to Borrower, the Properties or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

                          (B)     indemnifying Lender and the affiliates of
Nomura Securities International, Inc. ("NOMURA"), that has filed the registration statement relating to the securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls Nomura within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act of 1933, as amended (collectively, the "NOMURA GROUP"), and Nomura, each of its directors and each person who controls Nomura, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (the "LIABILITIES") to which Lender, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities are a direct result of any untrue statement or alleged untrue statement of any material fact based on information provided by Borrower and contained in the applicable portions of such sections applicable to Borrower, the Properties or the Loan, or are a direct result of the omission or alleged omission to state therein a material fact relating to Borrower, the Properties or the Loan required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections or in light of the circumstances under which they were made, not misleading; and

                          (C)     agreeing to reimburse Lender and Nomura for
any legal or other expenses reasonably incurred by Lender and Nomura in connection with investigating or defending the Liabilities. Borrower's Liability under clauses (A) or (B) above shall be limited to Liabilities which are a direct result of any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of those portions of the memorandum or prospectus pertaining to Borrower, the Properties or the Loan or in connection with the underwriting of the debt, including financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties furnished by Borrower. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

                 (c) In connection with filings under the Exchange Act, and provided that Borrower shall have had an opportunity to review, comment upon and approve the relevant provisions thereof, Borrower agrees to (i) indemnify Lender, the Nomura Group and the Underwriter Group for any Liabilities to which Lender, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities are a direct result of the omission or alleged omission to state in the Provided Information or Required Records provided by Borrower a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender or Nomura for any legal or other expenses reasonably incurred by Lender and Nomura in connection with defending or investigating the Liabilities; provided that Borrower shall not indemnify Lender in connection with any matter against which Nomura Asset Capital Corporation is indemnifying Borrower under this Section 9.2.

                 (d) Nomura Asset Capital Corporation agrees to indemnify Borrower and its Affiliates (the "Borrower Group") for any losses, claims, damages or liabilities (including under federal and state securities laws) to which the Borrower Group may become subject insofar as such





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losses, claims, damages or liabilities are a direct result of any
Securitization transaction, other than any matter against which Borrower is indemnifying Lender and Nomura under this Section 9.2.

                 (e) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof
with counsel satisfactory to such indemnified party.   After notice from the
indemnifying party to such indemnified party under this Section 9.2, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

                 SECTION 9.3 RATING SURVEILLANCE. Lender will retain the Rating Agencies at no cost to Borrower to provide rating surveillance services on any certificates issued in a Securitization.

                 SECTION 9.4 EXCULPATION. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, the General Partner (or its partners), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency or other judgment against Borrower, the General Partner (or its partners), in any such action or proceeding under or by reason of or under or in connection with the Note, this

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Agreement, the Mortgages or the other Loan Documents.  The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under each Mortgage; (c) impair the right of Lender to obtain the appointment of a receiver; (d) impair the enforcement of the Assignments of Leases (provided that Borrower's obligations thereunder are also non-recourse as provided therein); (e) constitute a prohibition against Lender commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgages or to exercise its remedies against the Properties; or (f) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower (but not in any event the General Partner or Paul M. Zlotoff), by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

         (i) fraud or intentional misrepresentation by Borrower in connection with the Loan;

         (ii)    the gross negligence or willful misconduct of Borrower;

         (iii) the breach of any provision in the Environmental Indemnity or in any Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any such document;

         (iv) the removal or disposal of any portion of any Property after an Event of Default (other than replacements in the ordinary course of business);

         (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to any Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of any Property, or (C) any Rents following notice to Borrower of an Event of Default;

         (vi) failure to pay charges for labor or materials or other charges that can create liens on any portion of any Property unless such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof; and

         (vii) any security deposits collected with respect to any Property which are not delivered to Lender upon a foreclosure of such Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

                 SECTION 9.5 TERMINATION OF MANAGER. Borrower shall achieve, and within thirty (30) days of the end of each calendar quarter (the "DSCR DETERMINATION DATE") provide evidence to Lender of the achievement of, a Debt Service Coverage Ratio for the Properties for such calendar quarter of not less than 1.10 to 1.0. If such ratio (the "MANAGER TERMINATION RATIO") is not maintained, Lender shall have the right to terminate one or more of the Management Agreements unless (a) the Manager can demonstrate to Lender (after Lender provides Manager fifteen (15) days' notice and an opportunity to be heard) that such reduction in the Debt Service Coverage Ratio is attributable to market conditions rather than delinquent or poor performance of the Manager, or (b) Borrower shall defease a portion of the Loan to a level such that the Debt Service Coverage Ratio on the undefeased portion of the Loan is restored to a level of not less than 1.10 to 1.0. All calculations of Debt Service Coverage Ratio shall be subject to verification by Lender. If Borrower fails to comply with the terms of the provisions of this Section 9.5, or if an Event of Default is continuing, Borrower shall, at the request of Lender, terminate one or more of the Management Agreements and replace the Manager thereunder with a manager approved by Lender on terms and conditions satisfactory to Lender.

                 SECTION 9.6 RETENTION OF SERVICER. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Pooling and Servicing Agreement or the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer in connection with a Defeasance of the Note, release of any Property, assumption or modification of the Loan or enforcement of the Loan Documents, but no ongoing servicing expenses.


X.       MISCELLANEOUS

                 SECTION 10.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid (but the accuracy thereof shall be determined as of the Closing Date).
Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective legal representatives, successors and assigns of Lender and any permitted assigns of Borrower.

                 SECTION 10.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

                 SECTION 10.3 GOVERNING LAW. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO Section 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                 SECTION 10.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                 SECTION 10.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of either party in insisting upon strict performance by the other party of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived





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any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                 SECTION 10.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

          If to Lender:

               Nomura Asset Capital Corporation
               Two World Financial Center
               Building B
               New York, New York  10281
               Attention:  Sheryl McAfee
               Telecopier: 212-667-1206

          with a copy to:

               Nomura Asset Capital Corporation
               Two World Financial Center
               Building B
               New York, New York  10281
               Attention:  Barry Funt
               Telecopier: 212-667-1567

          If to Borrower:

               Uniprop Manufactured Housing
                  Communities Income Fund
               280 Daines Street, Suite 300
               Birmingham, Michigan  48009
               Attention:  Paul M. Zlotoff
               Telecopier:  810-645-2154
               with copies to:

               Jaffe, Raitt, Heuer & Weiss, PC
               One Woodward Avenue, Suite 2400
               Detroit, Michigan 48226
               Attention:  Arthur Weiss, Esq.
               Telecopier: 313-961-8358

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                 SECTION 10.7 TRIAL BY JURY. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                 SECTION 10.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 SECTION 10.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 SECTION 10.10 PREFERENCES. Lender shall have the continuing and exclusive right following an Event of Default to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

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                 SECTION 10.11      WAIVER OF NOTICE.  Borrower shall not be
entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                 SECTION 10.12 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents, including Servicer, have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                 SECTION 10.13 EXPENSES; INDEMNITY. (a) Borrower covenants and agrees to reimburse Lender (or the holder of the Loan, as applicable) upon receipt of written notice from such holder for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date exclusive of any costs in connection with the Securitization;
(iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (v) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of borrower's counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower.

                 (b) Borrower shall indemnify and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, or (iii) any information provided by or on behalf of Borrower (which Borrower reviewed and approved in accordance with Section 9.2(a)), or contained in any documentation approved by Borrower and in any way relating to the issuance, offering and sale of the Securities (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

                 SECTION 10.14 EXHIBITS INCORPORATED. The Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                 SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                 SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee or lender.

                 SECTION 10.17 PUBLICITY. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Nomura, the Loan purchaser, the Servicer or the trustee in a Securitization shall be subject to the prior written approval of Lender and Borrower.

                 SECTION 10.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, Borrower's partners, if any, and others with interests in Borrower, and of Borrower's properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the related indebtedness without any prior or different resort for collection, of the right of Lender or any deed of trust trustee to the payment of the related indebtedness out of the net proceeds of the Properties in preference to every other claimant whatsoever.

                 SECTION 10.19 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer.

                 SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                 SECTION 10.21 BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Newman & Associates. Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

                 SECTION 10.22 NO THIRD PARTY BENEFICIARIES. This Agreement and the other Loan Documents are solely for the benefit of Lender and the Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than the Lender and the Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                 SECTION 10.23 CROSS-DEFAULT; CROSS COLLATERALIZATION. Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

                 SECTION 10.24 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

                 IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        UNIPROP MANUFACTURED HOUSING
COMMUNITIES INCOME FUND, a Michigan limited partnership

                                        By:     P.I. Associates Limited
                                                Partnership, a Michigan limited
                                                partnership

                                        By:     GP P.I. Associates Corp., a
                                                Michigan corporation, a general
                                                partner


                                        By:     /s/ Paul M. Zlotoff
                                                -------------------------------
                                                Name:    Paul M. Zlotoff
                                                Title:   President

                        NOMURA ASSET CAPITAL CORPORATION


                                        By:     /s/ Charles Rosenzweig
                                                -------------------------------
                                                Name:    Charles Rosenzweig
                                                Title:   Vice President

                                   SCHEDULE 1

                             Allocated Loan Amounts

Property                                            Loan Amount

1.  Aztec Estates                                   12,669,889

2.  Kings Manor Estates                              6,427,484

3.  Park of the Four Seasons                         8,678,759

4.  Old Dutch Farms                                  5,726,868

                                   SCHEDULE 2

                                   Properties

1.       Aztec Estates
         1-A Sundial Circle
         Margate, Florida


2.       Kings Manor Estates
         12500 State Road 84
         Ft. Lauderdale, Florida


3.       Park of the Four Seasons
         50 113th Avenue N.E.
         Blaine, Minnesota


4.       Old Dutch Farms
         27000 Napier Road
         Novi, Michigan

                                  EXHIBIT A


                                 Form of Note
                                 ------------


                                See Attached.

                                     NOTE


$33,500,000.00                                                    March 24, 1997


        For value received, UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND, a Michigan limited partnership, having an address at 280 Daines Street, Suite 300, Birmingham, Michigan 48009 (hereinafter referred to as "MAKER") promises to pay to the order of Nomura Asset Capital Corporation, a Delaware corporation, at its principal place of business at Two World Financial Center, Building B, New York, New York 10281-1198 (hereinafter referred to as "PAYEE"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of THIRTY-THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($33,500,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), and to be paid in installments as follows:

        A. A payment of $138,020 on the eleventh day of April, 1997, representing interest from the date of funding through April 10, 1997;

        B. A constant payment of $251,438.84 (such amount hereinafter the "MONTHLY DEBT SERVICE PAYMENT AMOUNT"), on the eleventh day of May, 1997 and on the eleventh day of each calendar month thereafter up to and including the eleventh day of March, 2027; each of such payments, subject to the provisions of paragraph 7 hereof, to be applied (a) to the payment of interest computed at the rate aforesaid; and (b) the balance applied toward the reduction of the principal sum;

and the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the eleventh day of April, 2027 (the "MATURITY DATE"). Interest on the principal sum of this Note shall be calculated on the basis of a year of 360 days and actual days elapsed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever and are payable without relief from valuation and appraisement laws and with all expenses, costs and charges incurred in collection or enforcement hereof, including, without limitation, attorneys' fees and court costs.

        1. The term "APPLICABLE INTEREST RATE" as used in this Note shall mean from (a) the date of this Note through but not including the third Payment Date occurring after the Optional Prepayment Date (hereinafter defined), a rate of eight and twenty-four hundredths percent (8.24%) per annum (the "INITIAL INTEREST RATE"), (b) from and after the third Payment Date occurring after the Optional Prepayment Date through and including the day before the sixth Payment Date occurring after the Optional Prepayment Date, a rate of eight and seventy-four hundredths percent (8.74%) per annum, and (c) from and after the sixth Payment Date occurring after the Optional Prepayment Date through and including the date this Note is paid in full, a fixed rate per annum equal to the greater of (i) the Initial Interest Rate plus 5% and (ii) the Treasury Rate (hereinafter defined) plus 5% (the rate set forth in (b) or (c) being hereinafter referred to as the "REVISED INTEREST RATE"). For purposes of this Note, (A) the term "OPTIONAL PREPAYMENT DATE" shall mean April 11, 2007 and (B) the term "TREASURY RATE" shall mean, as of the Optional Prepayment Date, the linear interpolation of the bond equivalent yields as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Governmental Securities/Treasury Constant Maturities" for the week ending prior to the Optional Prepayment Date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the remaining term of this Note as of the Optional Prepayment Date.

        2. This Note is evidence of that certain loan made by Payee to Maker contemporaneously herewith (the "LOAN") and is executed pursuant to the terms and conditions of that certain loan agreement executed the date hereof between Maker and Payee (the "LOAN AGREEMENT"). This Note is secured by, among other things, (a) the Mortgages (as defined in the Loan Agreement), (b) the Assignments of Agreements (as defined in the Loan Agreement), (c) the Assignments of Leases (as defined in the Loan Agreement) and (d) the other Loan Documents (as defined in the Loan Agreement). Reference is made to the Mortgages, Assignments of Agreements, Assignments of Leases and the other Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured and the rights and duties of the holder of this Note. The holder of this Note is entitled to the benefits of the Mortgages, Assignments of Agreements, Assignments of Leases and the other Loan Documents and may enforce the agreements contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the terms thereof. Except for the provisions and limitations set forth in Section 9.4 of the Loan Agreement, no reference herein to any of the Mortgages, Assignments of Agreements, Assignments of Leases and the other Loan Documents and no other provision of this Note or of the Mortgages, Assignments of Agreements, Assignments of Leases and the other Loan Documents shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rates and in the monies and funds described herein. All of the agreements, conditions, covenants, provisions and stipulations contained in the Mortgages, Assignments of Agreements, Assignments of Leases and the other Loan Documents which are to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

        3. If any sum payable under this Note is not paid on the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment (unless sufficient funds are available in the Deposit Account on the applicable date). If the day when any payment required under this Note is due is not a Business Day (as hereinafter defined), then payment shall be due on the first Business

Day thereafter. The term "BUSINESS DAY" shall mean any day other than a Saturday or Sunday or any other day on which national banks in New York are not open for business.

        4. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents (all such sums hereinafter collectively referred to as the "DEBT"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee if any payment required in this Note is not paid on the date on which it is due or upon the happening of any other Event of Default.
In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including attorneys' fees and costs incurred for the services of counsel whether or not suit be brought.

        5. Maker does hereby agree that upon the occurrence and during the continuance of an Event of Default (including upon the failure of Maker to pay the Debt in full on the Maturity Date), Payee shall be entitled to receive and Maker shall pay to Payee interest on the entire unpaid principal sum and any other amounts due at a rate per annum (the "DEFAULT RATE") equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Applicable Interest Rate. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). Interest at the Default Rate shall be added to the Debt and shall be secured by the Mortgages. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

        6. This Note may not be prepaid prior to the third Payment Date prior to the Optional Prepayment Date (except in connection with a Casualty/Condemnation Prepayment under Section 2.3.2 of the Loan Agreement); provided, however, Maker shall have the right and option to release one or more of the Properties from the lien of the Mortgages in accordance with the provisions set forth in Sections 2.3 and 2.4 of the Loan Agreement (the "DEFEASANCE OPTION"). Notwithstanding the foregoing sentence, Maker shall have the privilege to prepay the entire principal balance of this Note and any other amounts outstanding on any scheduled Payment Date from and after the third Payment Date prior to the Optional Prepayment Date without payment of the Yield Maintenance Premium or any other premium or penalty. If prior to the third Payment Date prior to the Optional Prepayment Date and following the occurrence and during the continuance of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of a Property, either through foreclosure or the exercise of the other remedies available to Payee under the Mortgages, such tender by Maker shall be deemed to be voluntary and Maker shall pay, in addition to the Debt, the Yield Maintenance Premium, if any, that would be required under the Defeasance Option.

        7. Notwithstanding anything to the contrary contained in this Note, the following subparagraphs shall apply in the event that the Maker does not prepay the entire principal balance of this Note and any other amounts outstanding on the Optional Prepayment Date, or (if applicable) at any time during the continuance of an Event of Default:

        (a) From and after the third Payment Date occurring after the Optional Prepayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Revised Interest Rate. Subject to the provisions of this paragraph, Maker shall continue to make payments in monthly installments beginning on the Optional Prepayment Date and on the eleventh day of each calendar month thereafter up to and including the Maturity Date in an amount equal to the Monthly Debt Service Payment Amount. Each Monthly Debt Service Payment Amount paid on and after the Optional Prepayment Date shall be applied first to the payment of interest computed at the Initial Interest Rate with the remainder of the Monthly Debt Service Payment Amount applied to the reduction of the outstanding principal balance of this Note. Interest accrued at the Revised Interest Rate and not paid pursuant to the preceding sentence shall be deferred and added to the Debt and shall earn interest at the Revised Interest Rate, compounded monthly, to the extent permitted by applicable law (such accrued interest is hereinafter defined as "ACCRUED INTEREST"). All of the Debt, including any Accrued Interest, shall be due and payable on the Maturity Date.



        (b) Commencing on the first Payment Date occurring after the Optional Prepayment Date and continuing on the eleventh day of each calendar month thereafter until the entire Debt has been paid in full, or at any time during the continuance of an Event of Default, any Rents deposited into the Deposit Account during the immediately preceding calendar month shall be applied as follows in the following order of priority:



                (i) First, to make required payments to the Tax and Insurance Escrow Fund;

                (ii) Second, payments to the Payee to pay the Monthly Debt Service Payment Amount (plus, if applicable, interest at the Default Rate);

                (iii)  Third, payments for approved Operating Expenses;

                (iv) Fourth, to make required payments to the Capital Reserve Fund;

                (v) Fifth, payments to the Payee to prepay the outstanding principal balance under this Note until paid in full;

                (vi) Sixth, payments to the Payee to be applied against Accrued Interest and interest accrued thereon; and

                (vii)  Lastly, payments to Maker of any excess amounts.

        Notwithstanding anything herein to the contrary, the failure of Maker to make all of the payments required under clauses (i) through (iv) above in full on the Optional Prepayment Date and on each scheduled payment date thereafter shall constitute a default under this Note. However, the failure of Maker to pay any Accrued Interest on a scheduled payment date as a result of insufficient Rents for such payment shall not constitute a Default hereunder. All Accrued Interest shall nonetheless be due and payable on the Maturity Date.

        8. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

        9. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "PAYEE" and "MAKER" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

        10. Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

        11. It is expressly agreed that recourse against Maker, its general partner or the general partners of such general partner for failure to perform and observe its obligations contained in this Note shall be limited to the extent provided in Section 9.4 of the Loan Agreement.

        12. The remedies of the holder hereof as provided in this Note or in the Mortgages, Assignments of Agreements, Assignments of Leases or other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Nothing herein contained shall be construed as limiting the holder of this Note to the remedies mentioned above, except as set forth in paragraph 11 hereof.

        13. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Loan Agreement, the Mortgages and the other Loan Documents and that this Note, the Loan Agreement, the Mortgages and the other Loan Documents constitute valid and binding obligations of Maker.

        14. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

        15. Florida Documentary Stamp Tax has been paid on the Florida mortgage securing this Note.


        16. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

     17. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF
LAWS) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Maker has duly executed this Note as of the day and year first above written.


                         MAKER:


                         UNIPROP MANUFACTURED HOUSING
                         COMMUNITIES INCOME FUND, a Michigan
                         limited partnership


                         By: P.I. Associates Limited Partnership, a Michigan limited partnership


                              By:  GP P.I. Associates Corp., a Michigan
                                   corporation, a general partner


                                   By:  /s/ Paul M. Zlotoff
                                        ---------------------------------
                                        Name:  Paul M. Zlotoff
                                        Title: President

STATE OF NEW YORK   )
                    :ss.:
COUNTY OF NEW YORK  )

     On this 24th day of March, 1997, before me personally came Paul M.
Zlotoff, to me known, who, being by me duly sworn, did depose and say that he is President of GP P.I. Associates Corp., a Michigan corporation, general partner of P.I. Associates Limited Partnership, a Michigan limited partnership, a general partner of Uniprop Manufactured Housing Communities Income Fund, the partnership described in and which executed the above instrument; and that he signed his name thereto as President of GP P.I. Associates Corp. on behalf of said corporation and partnerships, and that he had the authority to sign the same, and acknowledged that he executed the same as the act and deed of said corporation and partnerships. He is personally known to me or has produced as identification drivers license and did not take an oath.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal of office this 24th day of March, 1997.




                                /s/ Lori M. Swedlow
                                -------------------------------
                                Notary Public
                                Name:  Lori M. Swedlow


                                          LORI M. SWEDLOW
                                  Notary Public, State of New York
                                          No. 01SW4914439
                                     Qualified in Nassau County
                                Commission Expires December 14, 1997